COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Outperforms 2019 Guidance
Full Year 2019 Comparable Total Revenue Growth of 2.7%
Provides 2020 Outlook - Comparable Total RevPAR Growth of 0.5% to 3.0%
BETHESDA, Maryland, Thursday, February 20, 2020 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter and year ended December 31, 2019.
Fourth Quarter 2019 Highlights:

•	Net Income: Net income was $134.6 million and earnings per diluted share was $0.66.

•	Comparable Revenues: Comparable total revenues increased 1.7% from the comparable period of 2018.

•	Comparable RevPAR: RevPAR was $190.94, a 1.5% increase from the comparable period of 2018.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 29.25%, a 98 basis point contraction from the comparable period of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $62.7 million, a decrease of $1.8 million from 2018.

•	Adjusted FFO: Adjusted FFO was $54.7 million and Adjusted FFO per diluted share was $0.27.

Full Year 2019 Highlights:

•	Net Income: Net income was $184.2 million and earnings per diluted share was $0.90.

•	Comparable Revenues: Comparable total revenues increased 2.7% from the comparable period of 2018.

•	Comparable RevPAR: RevPAR was $188.51, a 0.9% increase from the comparable period of 2018.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 29.64%, a 59 basis point contraction from the comparable period of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $260.4 million, an increase of $6.3 million from 2018.

•	Adjusted FFO: Adjusted FFO was $217.0 million and Adjusted FFO per diluted share was $1.07.

•	Share Repurchases: The Company repurchased 4.4 million shares of its common stock at an average price of $9.65 per share during 2019.

•
Settlement of Frenchman's Reef Insurance Claim: The Company settled its insurance claim related to Hurricane Irma for $246.75 million in December 2019. The Company recognized $8.8 million of business interruption income during the year under the insurance claim.

•
Refinancing Activity: On July 25, 2019, the Company amended its senior unsecured revolving credit facility to increase capacity to $400 million, decrease pricing and extend the maturity date to July 2023. Concurrently, the Company closed on a new five-year $350 million senior unsecured term loan and repaid $300 million in outstanding senior unsecured term loans.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “We exceeded the top end of our internal expectations and guidance in 2019 as our hotels collectively gained 260 basis points of market share against their competitive sets. This success demonstrates the quality of our portfolio and the fruits of our best-in-class asset management platform. Looking forward, DiamondRock should benefit from strong group pace up 14.1%, tailwinds from 2019 renovations and continued strength at our resorts in 2020.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include the Company's acquisitions for all periods presented and exclude Frenchman's Reef for all periods presented and Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 due to the closure of these hotels. In addition, comparable operating results exclude Hotel Emblem from September 1, 2019 to December 31, 2019 and the comparable period of 2018 due to the closure of the hotel for renovation in 2018. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended December 31, 2019, the Company reported the following:

	Fourth Quarter
	2019	2018	Change
Comparable Operating Results (1)
ADR	$247.05	$244.43	1.1%
Occupancy	77.3%	76.9%	40 basis points
RevPAR	$190.94	$188.06	1.5%
Total RevPAR	$269.07	$264.82	1.6%
Revenues	$235.3 million	$231.3 million	1.7%
Hotel Adjusted EBITDA	$68.8 million	$69.9 million	-1.6%
Hotel Adjusted EBITDA Margin	29.25%	30.23%	-98 basis points
Available Rooms	874,368	873,540	828 rooms

Actual Operating Results (2)
Revenues	$237.5 million	$223.4 million	6.3%
Net income	$134.6 million	$24.0 million	$110.6 million
Earnings per diluted share	$0.66	$0.12	$0.54
Adjusted EBITDA	$62.7 million	$64.5 million	-$1.8 million
Adjusted FFO	$54.7 million	$53.8 million	$0.9 million
Adjusted FFO per diluted share	$0.27	$0.26	$0.01

(1) Comparable operating results exclude Frenchman’s Reef and Hotel Emblem for all periods presented and include pre-acquisition operating results for Cavallo Point from October 1, 2018 to December 9, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

For the year ended December 31, 2019, the Company reported the following:

	Year Ended
	2019	2018	Change
Comparable Operating Results (1)
ADR	$238.52	$236.71	0.8%
Occupancy	79.0%	78.9%	10 basis points
RevPAR	$188.51	$186.75	0.9%
Total RevPAR	$267.72	$261.02	2.6%
Revenues	$932.1 million	$907.3 million	2.7%
Hotel Adjusted EBITDA	$276.3 million	$274.2 million	0.8%
Hotel Adjusted EBITDA Margin	29.64%	30.23%	-59 basis points
Available Rooms	3,481,557	3,475,968	5,589 rooms

Actual Operating Results (2)
Revenues	$938.1 million	$863.7 million	8.6%
Net income	$184.2 million	$87.8 million	$96.4 million
Earnings per diluted share	$0.90	$0.43	$0.47
Adjusted EBITDA	$260.4 million	$254.1 million	$6.3 million
Adjusted FFO	$217.0 million	$210.0 million	$7.0 million
Adjusted FFO per diluted share	$1.07	$1.02	$0.05
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented, Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to December 31, 2019 and the comparable period of 2018 and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to December 9, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

Frenchman's Reef Insurance Claim Settlement

In December 2019, the Company reached a settlement of its outstanding insurance claim related to Hurricane Irma for total insurance payments of $246.75 million, of which $238.5 related to Frenchman's Reef. As part of the settlement, the Company agreed that the settlement would not include any additional business interruption income beyond the $8.8 million previously recognized in the first quarter of 2019. Earlier in 2019, the Company had settled a separate claim for incremental damage caused by Hurricane Maria in the amount of $1.44 million.

The Company is in the process of rebuilding the resort following the significant damage caused by Hurricanes Irma and Maria in 2017. The property will reopen as two separate resorts, Frenchman's Reef Marriott Resort & Spa and Noni Beach, a St. Thomas Resort, both managed by Aimbridge Hospitality. The resorts are expected to reopen at the end of 2020. The Company continues to forecast that the Frenchman’s Reef and Noni Beach Resorts will generate a combined $25 million of EBITDA upon stabilization, which is expected to be approximately three years after reopening. The Company does not expect the two resorts to generate material earnings in 2020.

Financing Activity

The Company completed refinancings in 2019 that increased borrowing capacity, lowered borrowing costs and extended maturities. On July 25, 2019, the Company entered into an amended and restated credit agreement that provides for a $400 million senior unsecured revolving credit facility and a five-year $350 million senior unsecured term loan. The Company used the proceeds from the new term loan to repay $300 million of outstanding senior unsecured term loans. The credit facility matures in July 2023, with a one-year extension option, and the term loan matures in July 2024. The interest rate is based on the Company's leverage ratio and has a pricing grid ranging from 140 to 205 basis points over LIBOR for the credit facility and 135 to 200 basis points over LIBOR for the term loan.

Capital Expenditures

The Company continued to invest in its portfolio in 2019 and completed several value-add renovation and repositioning projects. In total, the Company invested approximately $102.7 million in capital improvements at its operating hotels during the year ended December 31, 2019, which included the following significant projects:

•
Hotel Emblem San Francisco: In January 2019, the Company completed the repositioning and rebranding of Hotel Emblem, now part of Viceroy's Urban Collection. As part of the renovation, the Company created two additional rooms at the hotel. The hotel currently ranks #4 of 246 hotels in San Francisco on TripAdvisor.

•
JW Marriott Denver Cherry Creek: The Company is repositioning this hotel to gain share against its luxury competitive set. The renovation of the hotel's guestrooms and meeting space was completed during 2019 and included the addition of three guestrooms. In early 2020, the Company expects to complete a renovation of the public space and create a new restaurant experience led by celebrity chef Richard Sandoval.

•
Sheraton Suites Key West: The Company is in the process of removing the Sheraton brand and repositioning this beachfront resort to an independent boutique resort, the Barbary Beach House. This project was partially completed in 2019, with the remainder to be completed in 2020 following high season. The relaunch of the resort is expected to occur in summer 2020.

•
Vail Marriott Mountain Resort & Spa: The Company is pursuing a multi-year repositioning and rebranding of the resort to close the rate gap with the luxury competitive set. The Company completed the renovation of the guestrooms and meeting space in 2018 and upgraded the spa and created a new fitness center in 2019. The resort will become unencumbered of brand at the end of 2021.

•	Worthington Renaissance: The Company completed a transformational renovation of the lobby and food & beverage outlets during 2019, including a new Toro Toro restaurant by Richard Sandoval.

•	The Landing Resort & Spa Lake Tahoe: In third quarter of 2019, the Company added five new guestrooms at the hotel from areas that were previously non-revenue producing.

Additionally, the Company made significant progress on the rebuilding of Frenchman's Reef, spending approximately $96.6 million during the year ended December 31, 2019.

In 2020, the Company expects to spend approximately $90 million to $100 million on capital improvements at its operating hotels, which includes the completion of certain projects that commenced in 2019. Significant projects in 2020 include the following:

•
The Lodge at Sonoma: The Company will reposition the resort during 2020 in order to capture rate potential against the luxury and lifestyle competitive sets. Integral parts of this project include opening a new restaurant by celebrity chef Michael Mina, upgrading the spa with a luxury spa operator and enhancing the grounds with additions such as firepit gathering areas.

•
Hilton Boston Downtown: The Company expects to renovate the hotel's guestrooms and lobby during 2020. The Company will also convert underutilized meeting space into 29 new guestrooms. This hotel will become unencumbered of brand in 2022.

•	Hilton Burlington: The Company expects to complete a comprehensive renovation of the hotel's guestrooms and public spaces during 2020.

Balance Sheet

As of December 31, 2019, the Company had $122.5 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consisted of property-specific mortgage debt, $400.0 million of unsecured term loans and $75.0 million of borrowings on its $400.0 million senior unsecured credit facility. In January 2020, the Company repaid the $75.0 million of outstanding borrowings on its senior unsecured credit facility. The Company ended the year with a debt-to-EBITDA ratio of 3.7 times.

Share Repurchase Program

During 2019, the Company repurchased 4.4 million shares of its common stock at an average price of $9.65 per share. The Company has repurchased 7.8 million shares of its common stock at an average price of $9.58 per share since it began repurchasing shares in December 2018. The Company has $175.2 million of remaining authorized capacity under its $250 million share repurchase program.

Guidance
The Company is providing annual guidance for 2020, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Comparable RevPAR growth excludes Frenchman’s Reef for all periods.

The Company expects full year 2020 results to be as follows:

Metric	Low End	High End

Comparable RevPAR Growth	-0.5 percent	1.0 percent
Comparable Total RevPAR Growth	0.5 percent	3.0 percent
Adjusted EBITDA	$245 million	$255 million
Adjusted FFO	$203 million	$211 million
Adjusted FFO per share (based on 203.2 million diluted shares)	$1.00 per share	$1.04 per share

The guidance above incorporates the following assumptions:

•	Industry RevPAR growth of -0.5% to +1.0%;

•	No material EBITDA contribution from Frenchman's Reef;

•	Comparable Hotel Adjusted EBITDA growth of -1.5% to +2.0%;

•	Corporate expenses of $29.0 million to $30.0 million;

•	Interest expense of $39.5 million to $40.5 million;

•	Income tax expense of $1.5 million to $4.5 million; and

•	Available rooms of 3,515,629.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information excludes Frenchman's Reef for all periods.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$216.38	$250.23	$238.50	$247.02	$238.63
Occupancy	73.2%	83.1%	82.7%	77.4%	79.1%
RevPAR	$158.30	$208.02	$197.14	$191.08	$188.75
Revenues (in thousands)	$202,069	$257,442	$239,944	$238,636	$938,091
Hotel Adjusted EBITDA (in thousands)	$47,130	$88,349	$73,750	$69,416	$278,645
% of full Year	16.91%	31.71%	26.47%	24.91%	100.0%
Hotel Adjusted EBITDA Margin	23.32%	34.32%	30.74%	29.09%	29.70%
Available Rooms	863,264	873,145	883,200	883,200	3,502,809
Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Friday, February 21, 2020, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 5897754. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Property and equipment, net	$3,026,769	$2,944,617
Right-of-use assets (1)	98,145	—
Favorable lease assets, net	—	63,945
Restricted cash	57,268	47,735
Due from hotel managers	91,207	86,914
Prepaid and other assets (2)	29,853	10,506
Cash and cash equivalents	122,524	43,863
Total assets	$3,425,766	$3,197,580
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$616,329	$629,747
Term loans, net of unamortized debt issuance costs	398,770	348,219
Senior unsecured credit facility	75,000	—
Total debt	1,090,099	977,966

Deferred income related to key money, net	11,342	11,739
Unfavorable contract liabilities, net	67,422	73,151
Deferred rent	52,012	93,719
Lease liabilities (1)	103,625	—
Due to hotel managers	72,445	72,678
Distributions declared and unpaid	25,815	26,339
Accounts payable and accrued expenses (3)	81,944	51,395
Total liabilities	1,504,704	1,306,987
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,207,795 and 204,536,485 shares issued and outstanding at December 31, 2019 and 2018, respectively	2,002	2,045
Additional paid-in capital	2,089,349	2,126,472
Accumulated deficit	(178,861)	(245,620)
Total stockholders’ equity	1,912,490	1,882,897
Noncontrolling interests	8,572	7,696
Total equity	1,921,062	1,890,593
Total liabilities and equity	$3,425,766	$3,197,580

(1) On January 1, 2019, we adopted Accounting Standard No. 2016-02, Leases (Topic 842), as amended. The new standard requires that all leases be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized $98.1 million of right-of-use assets and $103.6 million of lease liabilities as of December 31, 2019. The adoption did not affect our statement of operations.

(2) Includes $10.7 million and $0.2 million of insurance receivables, $9.8 million and $3.9 million of prepaid expenses and $9.4 million and $6.4 million of other assets as of December 31, 2019 and 2018, respectively.

(3) Includes $28.7 and $7.2 million of deferred tax liabilities, $18.9 million and $17.8 million of accrued property taxes, $13.1 million and $12.4 million of accrued capital expenditures and $21.2 million and $14.0 million of other accrued liabilities as of December 31, 2019 and 2018, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Rooms	$168,758	$161,262	$661,153	$631,048
Food and beverage	53,458	48,811	215,261	184,097
Other	15,303	13,334	61,677	48,559
Total revenues	237,519	223,407	938,091	863,704
Operating Expenses:
Rooms	42,356	40,106	166,937	158,078
Food and beverage	34,048	30,507	137,916	118,709
Management fees	6,730	6,617	25,475	22,159
Franchise fees	6,971	6,893	26,932	26,178
Other hotel expenses	91,550	74,383	333,505	296,535
Depreciation and amortization	30,305	27,220	118,110	104,524
Corporate expenses	7,446	6,424	28,231	28,563
Business interruption insurance income	—	(3,125)	(8,822)	(19,379)
Gain on property insurance settlement	(144,192)	6	(144,192)	(1,724)
Total operating expenses, net	75,214	189,031	684,092	733,643

Interest and other income, net	(687)	(378)	(1,197)	(1,806)
Interest expense	8,320	10,586	46,584	40,970
Loss on early extinguishment of debt	—	—	2,373	—
Total other expenses, net	7,633	10,208	47,760	39,164
Income before income taxes	154,672	24,168	206,239	90,897
Income tax expense	(20,089)	(162)	(22,028)	(3,101)
Net income	134,583	24,006	184,211	87,796
Less: Net income attributable to noncontrolling interests	(530)	(12)	(724)	(12)
Net income attributable to common stockholders	$134,053	$23,994	$183,487	$87,784
Earnings per share:
Net income per share available to common stockholders - basic	$0.67	$0.12	$0.91	$0.43
Net income per share available to common stockholders - diluted	$0.66	$0.12	$0.90	$0.43

Weighted-average number of common shares outstanding:
Basic	201,389,874	208,259,006	202,009,750	205,462,911
Diluted	202,269,377	208,939,302	202,741,630	206,131,150

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$134,583	$24,006	$184,211	$87,796
Interest expense	8,320	10,586	46,584	40,970
Income tax expense	20,089	162	22,028	3,101
Real estate related depreciation and amortization	30,305	27,220	118,110	104,524
EBITDA/EBITDAre	193,297	61,974	370,933	236,391
Non-cash lease expense and other amortization	1,765	1,495	7,013	5,336
Professional fees related to Frenchman's Reef (1)	6,377	850	17,822	3,855
Hotel manager transition and pre-opening items (2)	5,410	209	6,460	(1,491)
Gain on property insurance settlement	(144,192)	6	(144,192)	(1,724)
Loss on early extinguishment of debt	—	—	2,373	—
Severance costs (3)	—	—	—	11,691
Adjusted EBITDA	$62,657	$64,534	$260,409	$254,058

(1)	Represents legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended December 31, 2019 consist of (a) manager transition costs of $0.2 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (c) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. Year ended December 31, 2019, consists of (a) manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $0.5 million related to the reopening of the Hotel Emblem, (c) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (d) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to the reopening of Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(3)
Year ended December 31, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2020 Guidance
	Low End	High End
Net income	$75,400	$85,400
Interest expense	40,500	39,500
Income tax expense	1,500	4,500
Real estate related depreciation and amortization	114,000	112,000
EBITDA/EBITDAre	231,400	241,400
Non-cash lease expense and other amortization	7,100	7,100
Professional fees related to Frenchman's Reef	1,500	1,500
Hotel manager transition and pre-opening items	5,000	5,000
Adjusted EBITDA	$245,000	$255,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$134,583	$24,006	$184,211	$87,796
Interest expense	8,320	10,586	46,584	40,970
Income tax expense	20,089	162	22,028	3,101
Real estate related depreciation and amortization	30,305	27,220	118,110	104,524
EBITDA	193,297	61,974	370,933	236,391
Corporate expenses	7,446	6,424	28,231	28,563
Interest and other income, net	(687)	(378)	(1,197)	(1,806)
Loss on early extinguishment of debt	—	—	2,373	—
Professional fees related to Frenchman's Reef (1)	6,377	850	17,822	3,855
Severance costs (2)	—	—	—	10,914
Gain on property insurance settlement	(144,192)	6	(144,192)	(1,724)
Hotel EBITDA	62,241	68,876	273,970	276,193
Non-cash lease expense and other amortization	1,765	1,495	7,013	5,336
Hotel manager transition and pre-opening items (3)	5,410	209	6,460	(1,491)
Hotel Adjusted EBITDA	$69,416	$70,580	$287,443	$280,038

(1) Represents legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.
(3) Three months ended December 31, 2019 consist of (a) manager transition costs of $0.2 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (c) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. Year ended December 31, 2019, consists of (a) manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $0.5 million related to the reopening of the Hotel Emblem, (c) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (d) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to the reopening of Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2019	2018	2019	2018
Net income	$134,583	$24,006	$184,211	$87,796
Real estate related depreciation and amortization	30,305	27,220	118,110	104,524
FFO	164,888	51,226	302,321	192,320
Non-cash lease expense and other amortization	1,765	1,495	7,013	5,336
Professional fees related to Frenchman's Reef (1)	6,377	850	17,822	3,855
Hotel manager transition and pre-opening items (2)	5,410	209	6,460	(1,491)
Gain on property insurance settlement, net of income tax	(121,525)	6	(121,525)	(1,724)
Loss on early extinguishment of debt	—	—	2,373	—
Severance costs (3)	—	—	—	11,691
Fair value adjustments to interest rate swaps	(2,245)	—	2,545	—
Adjusted FFO	$54,670	$53,786	$217,009	$209,987
Adjusted FFO per diluted share	$0.27	$0.26	$1.07	$1.02

(1)	Represents legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended December 31, 2019 consist of (a) manager transition costs of $0.2 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (c) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. Year ended December 31, 2019, consists of (a) manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $0.5 million related to the reopening of the Hotel Emblem, (c) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (d) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to the reopening of Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(3)
Year ended December 31, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2020 Guidance
	Low End	High End
Net income	$75,400	$85,400
Real estate related depreciation and amortization	114,000	112,000
FFO	189,400	197,400
Non-cash lease expense and other amortization	7,100	7,100
Professional fees related to Frenchman's Reef	1,500	1,500
Hotel manager transition and pre-opening items	5,000	5,000
Adjusted FFO	$203,000	$211,000
Adjusted FFO per diluted share	$1.00	$1.04

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 acquisitions and excludes the results for closed hotels (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	$237,519	$223,407	$938,091	$863,704
Hotel revenues from prior ownership (1)	—	7,921	—	43,628
Hotel revenues from closed hotels (2)	(2,254)	—	(6,013)	(46)
Comparable Revenues	$235,265	$231,328	$932,078	$907,286

Hotel Adjusted EBITDA	$69,416	$70,580	$287,443	$280,038
Hotel Adjusted EBITDA from prior ownership (1)	—	1,737	—	11,573
Hotel Adjusted EBITDA from closed hotels (2)	(605)	(2,396)	(11,161)	(17,375)
Comparable Hotel Adjusted EBITDA	$68,811	$69,921	$276,282	$274,236

Hotel Adjusted EBITDA Margin	29.23%	31.59%	30.64%	32.42%
Comparable Hotel Adjusted EBITDA Margin	29.25%	30.23%	29.64%	30.23%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to December 9, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)
Amounts represent the operating results of Frenchman's Reef for all periods presented, Havana Cabana Key West for January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to December 31, 2019 and the comparable period of 2018.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three months and years ended December 31, 2019 and 2018 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three months and years ended December 31, 2019 and 2018 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2019 comparable to 2018, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to December 9, 2018. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef, Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to December 31, 2019 and the comparable period of 2018. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. Hotel Emblem closed in September 2018 for a comprehensive renovation and reopened in January 2019. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended December 31,							Three Months Ended December 31,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$42,356	$40,106	5.6%	$(624)	$(75)	$—	$1,107	$41,732	$41,138	1.4%
Food and beverage departmental expenses	34,048	30,507	11.6%	(162)	(5)	—	2,446	33,886	32,948	2.8%
Other direct departmental	4,065	2,803	45.0%	(43)	1	—	819	4,022	3,623	11.0%
General and administrative	21,362	20,857	2.4%	(308)	(151)	—	753	21,054	21,459	(1.9)%
Utilities	5,008	5,094	(1.7)%	(43)	(6)	—	3	4,965	5,091	(2.5)%
Repairs and maintenance	9,162	8,529	7.4%	(55)	(48)	—	262	9,107	8,743	4.2%
Sales and marketing	17,316	15,202	13.9%	(221)	(130)	—	390	17,095	15,462	10.6%
Franchise fees	6,971	6,893	1.1%	—	—	—	—	6,971	6,893	1.1%
Base management fees	4,941	4,947	(0.1)%	(62)	(9)	—	197	4,879	5,135	(5.0)%
Incentive management fees	1,789	1,670	7.1%	—	—	—	—	1,789	1,670	7.1%
Property taxes	14,395	13,511	6.5%	(102)	(104)	—	1	14,293	13,408	6.6%
Lease expense	3,174	3,107	2.2%	—	—	—	87	3,174	3,194	(0.6)%
Insurance	2,335	1,962	19.0%	(24)	(39)	—	114	2,311	2,037	13.5%
Professional fees related to Frenchman's Reef	6,377	850	650.2%	(6,377)	(850)	—	—	—	—	—%
Hotel manager transition/pre-opening items	5,410	209	2,488.5%	(2,725)	(209)	—	—	2,685	—	100.0%
Other fixed expenses	2,946	2,259	30.4%	(5)	(162)	—	4	2,941	2,101	40.0%
Total hotel operating expenses	$181,655	$158,506	14.6%	$(10,751)	$(1,787)	$—	$6,183	$170,904	$162,902	4.9%
Professional fees related to Frenchman's Reef	(6,377)	(850)		6,377	850	—	—	—	—
Hotel manager transition/pre-opening items	(5,410)	(209)		2,725	209	—	—	(2,685)	—
Non-cash lease expense and other amortization	(1,765)	(1,495)		—	—	—	—	(1,765)	(1,495)
Total adjusted hotel operating expenses	$168,103	$155,952	7.8%	$(1,649)	$(728)	$—	$6,183	$166,454	$161,407	3.1%

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Year Ended December 31,							Year Ended December 31,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$166,937	$158,078	5.6%	$(1,299)	$(112)	$—	$5,851	$165,638	$163,817	1.1%
Food and beverage departmental expenses	137,916	118,709	16.2%	(394)	(21)	—	12,539	137,522	131,227	4.8%
Other direct departmental	15,659	10,420	50.3%	(115)	—	—	4,004	15,544	14,424	7.8%
General and administrative	83,311	75,371	10.5%	(609)	(197)	—	4,103	82,702	79,277	4.3%
Utilities	20,631	20,694	(0.3)%	(138)	(21)	—	165	20,493	20,838	(1.7)%
Repairs and maintenance	35,280	32,436	8.8%	(175)	(55)	—	1,295	35,105	33,676	4.2%
Sales and marketing	66,944	61,080	9.6%	(403)	(203)	—	2,166	66,541	63,043	5.5%
Franchise fees	26,932	26,178	2.9%	—	—	—	—	26,932	26,178	2.9%
Base management fees	19,770	16,354	20.9%	(172)	2,175	—	1,121	19,598	19,650	(0.3)%
Incentive management fees	5,705	5,805	(1.7)%	—	—	—	—	5,705	5,805	(1.7)%
Property taxes	57,566	55,461	3.8%	(201)	167	—	81	57,365	55,709	3.0%
Lease expense	12,728	11,758	8.2%	—	—	—	128	12,728	11,886	7.1%
Insurance	8,940	7,097	26.0%	(145)	(106)	—	517	8,795	7,508	17.1%
Severance costs	—	10,914	(100.0%)	—	—	—	—	—	10,914	(100.0%)
Professional fees related to Frenchman's Reef	17,822	3,855	362.3%	(17,822)	(3,799)	—	—	—	56	(100.0%)
Hotel manager transition/pre-opening items	6,460	692	833.5%	(2,736)	(267)	—	—	3,724	425	776.2%
Other fixed expenses	8,164	6,757	20.8%	(23)	(321)	—	114	8,141	6,550	24.3%
Total hotel operating expenses	$690,765	$621,659	11.1%	$(24,232)	$(2,760)	$—	$32,084	$666,533	$650,983	2.4%
Severance costs	—	(10,914)		—	—	—	—	—	(10,914)
Professional fees related to Frenchman's Reef	(17,822)	(3,855)		17,822	3,799	—	—	—	(56)
Hotel manager transition/pre-opening items	(6,460)	1,491		2,736	(1,916)	—	—	(3,724)	(425)
Non-cash lease expense and other amortization	(7,013)	(5,336)		—	—	—	(50)	(7,013)	(5,386)
Total adjusted hotel operating expenses	$659,470	$603,045	9.4%	$(3,674)	$(877)	$—	$32,034	$655,796	$634,202	3.4%

Market Capitalization as of December 31, 2019
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2019 closing price of $11.08/share)	$2,236,724
Consolidated debt (face amount)	1,094,569
Cash and cash equivalents	(122,524)
Total enterprise value	$3,208,769
Share Reconciliation

Common shares outstanding	200,208
Unvested restricted stock held by management and employees	473
Share grants under deferred compensation plan	1,189
Combined shares outstanding	201,870

Debt Summary as of December 31, 2019
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$53,273	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	60,550	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	26,963	April 2023
Westin San Diego	3.94%	Fixed	61,851	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	81,107	August 2024
Renaissance Worthington	3.66%	Fixed	80,904	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	61,253	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	190,725	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(3,240)
Total mortgage and other debt, net of unamortized debt issuance costs			616,329

Unsecured term loan	LIBOR + 1.40(2)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 1.40(3)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,230)
Unsecured term loans, net of unamortized debt issuance costs			398,770

Senior unsecured credit facility	LIBOR + 1.45	Variable	75,000	July 2023 (4)

Total debt, net of unamortized debt issuance costs			$1,090,099
Weighted-average interest rate of fixed rate debt	3.98%
Total weighted-average interest rate	3.81%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024.

(3)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.

(4)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Fourth Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2019	4Q 2018	B/(W)	4Q 2019	4Q 2018	B/(W)	4Q 2019	4Q 2018	B/(W)	4Q 2019	4Q 2018	B/(W)
Atlanta Alpharetta Marriott	$160.31	$160.51	(0.1)%	65.9%	69.4%	(3.5)%	$105.72	$111.35	(5.1)%	33.84%	35.59%	-175 bps
Bethesda Marriott Suites	$171.89	$171.83	—%	71.4%	73.6%	(2.2)%	$122.69	$126.44	(3.0)%	30.83%	30.52%	31 bps
Boston Westin	$244.57	$255.13	(4.1)%	74.6%	67.9%	6.7%	$182.36	$173.21	5.3%	24.41%	18.52%	589 bps
Hilton Boston Downtown	$278.31	$290.37	(4.2)%	87.3%	88.9%	(1.6)%	$243.07	$258.10	(5.8)%	38.82%	37.88%	94 bps
Hilton Burlington	$181.60	$178.17	1.9%	79.2%	80.1%	(0.9)%	$143.81	$142.80	0.7%	37.82%	37.10%	72 bps
Cavallo Point (1)	$490.30	$448.95	9.2%	63.5%	65.3%	(1.8)%	$311.28	$293.27	6.1%	28.29%	24.43%	386 bps
Renaissance Charleston	$272.57	$251.66	8.3%	85.0%	81.6%	3.4%	$231.57	$205.47	12.7%	38.73%	37.13%	160 bps
Chicago Marriott	$231.59	$236.01	(1.9)%	74.0%	74.2%	(0.2)%	$171.27	$175.10	(2.2)%	29.64%	29.92%	-28 bps
Chicago Gwen	$265.22	$255.05	4.0%	83.9%	83.4%	0.5%	$222.61	$212.71	4.7%	26.52%	25.84%	68 bps
Courtyard Denver Downtown	$189.47	$174.34	8.7%	70.7%	79.3%	(8.6)%	$133.97	$138.17	(3.0)%	43.34%	44.04%	-70 bps
Courtyard Fifth Avenue	$289.47	$312.50	(7.4)%	92.1%	95.9%	(3.8)%	$266.52	$299.77	(11.1)%	26.18%	30.84%	-466 bps
Courtyard Midtown East	$310.44	$305.35	1.7%	97.5%	96.8%	0.7%	$302.61	$295.71	2.3%	33.16%	40.17%	-701 bps
Fort Lauderdale Westin	$197.38	$188.55	4.7%	84.2%	77.4%	6.8%	$166.20	$145.91	13.9%	27.41%	31.77%	-436 bps
JW Marriott Denver Cherry Creek	$239.49	$228.74	4.7%	77.0%	78.9%	(1.9)%	$184.42	$180.59	2.1%	25.39%	26.44%	-105 bps
Havana Cabana Key West	$212.18	$206.22	2.9%	88.1%	70.4%	17.7%	$186.96	$145.21	28.8%	26.86%	29.59%	-273 bps
Sheraton Suites Key West	$262.62	$244.87	7.2%	57.9%	76.3%	(18.4)%	$152.03	$186.93	(18.7)%	11.94%	37.75%	-2581 bps
The Landing Resort & Spa	$327.30	$287.83	13.7%	50.9%	56.1%	(5.2)%	$166.60	$161.34	3.3%	12.34%	3.70%	864 bps
Lexington Hotel New York	$304.61	$295.81	3.0%	94.5%	92.7%	1.8%	$287.72	$274.07	5.0%	29.26%	31.93%	-267 bps
Hotel Palomar Phoenix	$192.45	$185.57	3.7%	82.8%	82.7%	0.1%	$159.40	$153.43	3.9%	32.44%	25.97%	647 bps
Salt Lake City Marriott	$168.38	$163.42	3.0%	65.5%	61.0%	4.5%	$110.37	$99.65	10.8%	35.49%	29.82%	567 bps
L'Auberge de Sedona	$724.32	$644.37	12.4%	76.5%	79.5%	(3.0)%	$553.98	$512.25	8.1%	33.25%	32.41%	84 bps
Orchards Inn Sedona	$268.22	$278.71	(3.8)%	69.4%	75.2%	(5.8)%	$186.13	$209.55	(11.2)%	24.78%	36.96%	-1218 bps
Shorebreak	$229.55	$238.45	(3.7)%	68.2%	69.6%	(1.4)%	$156.62	$165.96	(5.6)%	19.80%	23.63%	-383 bps
The Lodge at Sonoma	$302.54	$290.70	4.1%	71.9%	69.6%	2.3%	$217.47	$202.33	7.5%	23.50%	25.59%	-209 bps
Hilton Garden Inn Times Square Central	$311.91	$321.52	(3.0)%	99.1%	98.9%	0.2%	$309.21	$318.01	(2.8)%	37.10%	38.72%	-162 bps
Vail Marriott	$342.90	$288.51	18.9%	51.5%	47.7%	3.8%	$176.63	$137.75	28.2%	22.88%	14.31%	857 bps
Westin San Diego	$175.45	$194.78	(9.9)%	69.9%	74.3%	(4.4)%	$122.63	$144.76	(15.3)%	27.04%	37.80%	-1076 bps
Westin Washington D.C. City Center	$205.91	$211.41	(2.6)%	84.4%	81.9%	2.5%	$173.78	$173.19	0.3%	30.88%	30.24%	64 bps
Renaissance Worthington	$185.65	$180.61	2.8%	71.8%	75.3%	(3.5)%	$133.25	$135.91	(2.0)%	25.83%	35.55%	-972 bps
Comparable Total (1)	$247.05	$244.43	1.1%	77.3%	76.9%	0.4%	$190.94	$188.06	1.5%	29.25%	30.23%	-98 bps

(1)
Amounts exclude the operating results of Frenchman's Reef and Hotel Emblem for all periods presented and include the pre-acquisition operating results of Cavallo Point from October 1 to December 9, 2018.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)
Atlanta Alpharetta Marriott	$165.41	$170.35	(2.9)%	71.0%	69.5%	1.5%	$117.46	$118.37	(0.8)%	34.95%	35.36%	-41 bps
Bethesda Marriott Suites	$175.72	$177.23	(0.9)%	72.6%	67.7%	4.9%	$127.58	$119.90	6.4%	30.38%	27.55%	283 bps
Boston Westin	$249.76	$251.58	(0.7)%	77.4%	74.3%	3.1%	$193.34	$186.93	3.4%	27.14%	24.44%	270 bps
Hilton Boston Downtown	$301.21	$296.75	1.5%	88.5%	88.2%	0.3%	$266.64	$261.71	1.9%	39.48%	39.58%	-10 bps
Hilton Burlington	$190.61	$187.81	1.5%	81.1%	81.4%	(0.3)%	$154.50	$152.89	1.1%	38.42%	38.43%	-1 bps
Cavallo Point (1)	$466.43	$454.11	2.7%	64.8%	67.2%	(2.4)%	$302.02	$305.17	(1.0)%	27.05%	26.80%	25 bps
Renaissance Charleston	$263.88	$254.60	3.6%	84.2%	84.1%	0.1%	$222.23	$213.99	3.9%	39.41%	39.47%	-6 bps
Chicago Marriott	$227.32	$230.37	(1.3)%	73.0%	73.8%	(0.8)%	$165.98	$169.96	(2.3)%	28.61%	27.58%	103 bps
Chicago Gwen	$258.98	$255.00	1.6%	83.5%	82.6%	0.9%	$216.13	$210.53	2.7%	27.96%	26.41%	155 bps
Courtyard Denver Downtown	$198.23	$192.38	3.0%	78.4%	82.9%	(4.5)%	$155.50	$159.40	(2.4)%	47.22%	46.71%	51 bps
Hotel Emblem (1)	$233.85	$204.67	14.3%	77.5%	81.9%	(4.4)%	$181.20	$167.64	8.1%	18.34%	28.67%	-1033 bps
Courtyard Fifth Avenue	$259.33	$273.47	(5.2)%	88.1%	91.4%	(3.3)%	$228.35	$249.93	(8.6)%	17.43%	21.16%	-373 bps
Courtyard Midtown East	$261.60	$261.95	(0.1)%	96.1%	94.5%	1.6%	$251.32	$247.46	1.6%	26.14%	29.48%	-334 bps
Fort Lauderdale Westin	$202.58	$196.67	3.0%	82.4%	81.3%	1.1%	$166.99	$159.99	4.4%	30.53%	32.36%	-183 bps
JW Marriott Denver Cherry Creek	$253.48	$247.17	2.6%	72.4%	81.5%	(9.1)%	$183.45	$201.39	(8.9)%	22.62%	31.26%	-864 bps
Havana Cabana Key West (1)	$195.31	$185.26	5.4%	88.1%	73.5%	14.6%	$172.09	$136.08	26.5%	28.86%	22.68%	618 bps
Sheraton Suites Key West	$260.28	$250.68	3.8%	74.8%	84.9%	(10.1)%	$194.70	$212.87	(8.5)%	31.12%	42.71%	-1159 bps
The Landing Resort & Spa (1)	$322.45	$316.95	1.7%	61.7%	58.7%	3.0%	$198.80	$186.06	6.8%	17.94%	15.86%	208 bps
Lexington Hotel New York	$259.81	$251.84	3.2%	90.7%	90.5%	0.2%	$235.65	$227.86	3.4%	21.93%	21.28%	65 bps
Hotel Palomar Phoenix (1)	$187.43	$188.47	(0.6)%	82.7%	77.8%	4.9%	$155.00	$146.67	5.7%	30.28%	27.19%	309 bps
Salt Lake City Marriott	$172.21	$171.74	0.3%	68.5%	70.2%	(1.7)%	$117.88	$120.61	(2.3)%	36.27%	36.78%	-51 bps
L'Auberge de Sedona	$627.73	$602.63	4.2%	78.1%	76.0%	2.1%	$489.99	$457.86	7.0%	28.81%	27.50%	131 bps
Orchards Inn Sedona	$249.86	$256.70	(2.7)%	75.6%	75.5%	0.1%	$188.99	$193.87	(2.5)%	28.20%	34.73%	-653 bps
Shorebreak	$259.74	$256.29	1.3%	76.0%	76.6%	(0.6)%	$197.50	$196.30	0.6%	31.55%	29.37%	218 bps
The Lodge at Sonoma	$308.37	$304.70	1.2%	73.7%	71.6%	2.1%	$227.27	$218.02	4.2%	28.27%	32.09%	-382 bps
Hilton Garden Inn Times Square Central	$255.13	$260.20	(1.9)%	98.6%	98.0%	0.6%	$251.68	$254.88	(1.3)%	27.55%	31.76%	-421 bps
Vail Marriott	$307.45	$293.49	4.8%	62.1%	57.5%	4.6%	$190.86	$168.77	13.1%	30.34%	29.05%	129 bps
Westin San Diego	$190.09	$193.56	(1.8)%	79.0%	81.8%	(2.8)%	$150.12	$158.35	(5.2)%	35.82%	38.18%	-236 bps
Westin Washington D.C. City Center	$206.61	$206.19	0.2%	86.3%	87.0%	(0.7)%	$178.26	$179.33	(0.6)%	31.53%	32.68%	-115 bps
Renaissance Worthington	$186.10	$186.66	(0.3)%	74.5%	74.9%	(0.4)%	$138.67	$139.78	(0.8)%	32.55%	35.96%	-341 bps
Comparable Total (1)	$238.52	$236.71	0.8%	79.0%	78.9%	0.1%	$188.51	$186.75	0.9%	29.64%	30.23%	-59 bps

(1)
Amounts exclude the operating results of Frenchman's Reef for all periods presented, Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1 to December 31, 2019 and the comparable period of 2018 and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix from January 1 to February 28, 2018 and Cavallo Point from January 1 to December 9, 2018.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,627	$1,159	$407	$—	$—	$1,566
Bethesda Marriott Suites	$4,288	$(660)	$468	$—	$1,514	$1,322
Boston Westin	$22,364	$796	$2,551	$2,171	$(60)	$5,458
Hilton Boston Downtown	$10,002	$2,660	$1,223	$—	$—	$3,883
Hilton Burlington	$4,542	$1,217	$501	$—	$—	$1,718
Cavallo Point	$10,010	$924	$1,814	$—	$94	$2,832
Renaissance Charleston	$4,172	$1,225	$423	$—	$(32)	$1,616
Chicago Marriott	$29,038	$4,750	$4,248	$5	$(397)	$8,606
Chicago Gwen	$8,722	$1,156	$1,157	$—	$—	$2,313
Courtyard Denver Downtown	$2,425	$726	$325	$—	$—	$1,051
Hotel Emblem	$2,254	$320	$285	$—	$—	$605
Courtyard Fifth Avenue	$4,770	$545	$451	$—	$253	$1,249
Courtyard Midtown East	$9,211	$1,385	$704	$965	$—	$3,054
Fort Lauderdale Westin	$12,746	$1,860	$1,634	$—	$—	$3,494
Frenchman's Reef	$—	$—	$—	$—	$—	$—
JW Marriott Denver Cherry Creek	$5,049	$(235)	$823	$688	$6	$1,282
Havana Cabana Key West	$2,420	$412	$238	$—	$—	$650
Sheraton Suites Key West	$2,989	$(177)	$534	$—	$—	$357
The Landing Resort & Spa	$1,904	$(176)	$411	$—	$—	$235
Lexington Hotel New York	$21,013	$2,524	$3,610	$6	$8	$6,148
Hotel Palomar Phoenix	$6,693	$1,159	$681	$38	$293	$2,171
Salt Lake City Marriott	$7,968	$1,676	$549	$603	$—	$2,828
L'Auberge de Sedona	$7,610	$1,936	$594	$—	$—	$2,530
Orchards Inn Sedona	$1,840	$176	$238	$—	$42	$456
Shorebreak	$3,661	$246	$439	$—	$40	$725
The Lodge at Sonoma	$5,622	$537	$505	$279	$—	$1,321
Hilton Garden Inn Times Square Central	$8,153	$2,185	$840	$—	$—	$3,025
Vail Marriott	$8,139	$764	$1,098	$—	$—	$1,862
Westin San Diego	$7,227	$170	$1,151	$633	$—	$1,954
Westin Washington D.C. City Center	$8,004	$444	$1,370	$658	$—	$2,472
Renaissance Worthington	$10,056	$781	$1,033	$781	$2	$2,597
Total	$237,519	$30,485	$30,305	$6,827	$1,763	$69,416
Less: Closed Hotel (2)	$(2,254)	$(320)	$(285)	$—	$—	$(605)
Comparable Total	$235,265	$30,165	$30,020	$6,827	$1,763	$68,811

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef and Hotel Emblem for the period presented.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,751	$1,241	$450	$—	$—	$1,691
Bethesda Marriott Suites	$4,472	$(639)	$483	$—	$1,521	$1,365
Boston Westin	$20,243	$(942)	$2,414	$2,213	$63	$3,748
Hilton Boston Downtown	$10,598	$2,774	$1,240	$—	$—	$4,014
Hilton Burlington	$4,596	$1,199	$506	$—	$—	$1,705
Cavallo Point	$2,400	$394	$392	$—	$—	$786
Renaissance Charleston	$3,636	$992	$390	$—	$(32)	$1,350
Chicago Marriott	$28,777	$4,822	$4,127	$58	$(397)	$8,610
Chicago Gwen	$8,634	$1,167	$1,064	$—	$—	$2,231
Courtyard Denver Downtown	$2,500	$799	$302	$—	$—	$1,101
Hotel Emblem	$—	$(709)	$139	$—	$—	$(570)
Courtyard Fifth Avenue	$5,295	$1,188	$442	$—	$3	$1,633
Courtyard Midtown East	$9,026	$1,956	$688	$982	$—	$3,626
Fort Lauderdale Westin	$11,440	$2,006	$1,628	$—	$—	$3,634
Frenchman's Reef	$—	$2,966	$—	$—	$—	$2,966
JW Marriott Denver Cherry Creek	$5,113	$176	$474	$702	$—	$1,352
Havana Cabana Key West	$1,872	$314	$240	$—	$—	$554
Sheraton Suites Key West	$3,799	$1,169	$265	$—	$—	$1,434
The Landing Resort & Spa	$1,915	$(298)	$369	$—	$—	$71
Lexington Hotel New York	$19,908	$2,819	$3,524	$5	$8	$6,356
Hotel Palomar Phoenix	$6,305	$663	$638	$39	$297	$1,637
Salt Lake City Marriott	$7,032	$945	$530	$622	$—	$2,097
L'Auberge de Sedona	$7,218	$1,772	$567	$—	$—	$2,339
Orchards Inn Sedona	$2,056	$470	$248	$—	$42	$760
Shorebreak	$3,635	$517	$357	$—	$(15)	$859
The Lodge at Sonoma	$6,017	$708	$546	$286	$—	$1,540
Hilton Garden Inn Times Square Central	$8,391	$2,432	$817	$—	$—	$3,249
Vail Marriott	$6,526	$(33)	$967	$—	$—	$934
Westin San Diego	$8,932	$1,608	$1,120	$648	$—	$3,376
Westin Washington D.C. City Center	$8,131	$462	$1,317	$680	$—	$2,459
Renaissance Worthington	$10,189	$1,846	$976	$796	$4	$3,622
Total	$223,407	$34,784	$27,220	$7,031	$1,494	$70,580
Add: Prior Ownership Results (2)	$7,921	$869	$868	$—	$—	$1,737
Less: Closed Hotel (3)	$—	$(2,257)	$(139)	$—	$—	$(2,396)
Comparable Total	$231,328	$33,396	$27,949	$7,031	$1,494	$69,921

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2) Amounts represent the pre-acquisition operating results of Cavallo Point from October 1 to December 9, 2018.
(3) Amounts represent the operating results of Frenchman's Reef and Hotel Emblem for the period presented.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$19,586	$5,050	$1,796	$—	$—	$6,846
Bethesda Marriott Suites	$17,339	$(2,691)	$1,890	$—	$6,069	$5,268
Boston Westin	$93,355	$7,082	$9,817	$8,677	$(240)	$25,336
Hilton Boston Downtown	$42,339	$11,784	$4,931	$—	$—	$16,715
Hilton Burlington	$18,572	$5,134	$2,002	$—	$—	$7,136
Cavallo Point	$40,610	$3,298	$7,371	$—	$315	$10,984
Renaissance Charleston	$15,738	$4,663	$1,665	$—	$(126)	$6,202
Chicago Marriott	$112,262	$16,876	$16,710	$116	$(1,589)	$32,113
Chicago Gwen	$34,431	$5,185	$4,442	$—	$—	$9,627
Courtyard Denver Downtown	$11,306	$4,133	$1,206	$—	$—	$5,339
Hotel Emblem	$7,904	$643	$1,153	$—	$—	$1,796
Courtyard Fifth Avenue	$16,187	$26	$1,781	$—	$1,014	$2,821
Courtyard Midtown East	$30,424	$1,315	$2,781	$3,856	$—	$7,952
Fort Lauderdale Westin	$50,992	$9,083	$6,487	$—	$—	$15,570
Frenchman's Reef	$—	$8,799	$—	$—	$—	$8,799
JW Marriott Denver Cherry Creek	$19,429	$(1,179)	$2,798	$2,751	$24	$4,394
Havana Cabana Key West	$9,771	$2,447	$979	$—	$—	$3,426
Sheraton Suites Key West	$15,895	$3,380	$1,567	$—	$—	$4,947
The Landing Resort & Spa	$9,522	$118	$1,590	$—	$—	$1,708
Lexington Hotel New York	$68,886	$745	$14,305	$23	$32	$15,105
Hotel Palomar Phoenix	$24,701	$3,478	$2,671	$154	$1,177	$7,480
Salt Lake City Marriott	$31,554	$6,796	$2,228	$2,421	$—	$11,445
L'Auberge de Sedona	$26,868	$5,623	$2,119	$—	$—	$7,742
Orchards Inn Sedona	$7,730	$1,061	$951	$—	$168	$2,180
Shorebreak	$17,365	$3,832	$1,485	$—	$162	$5,479
The Lodge at Sonoma	$24,645	$3,771	$2,076	$1,119	$—	$6,966
Hilton Garden Inn Times Square Central	$26,375	$3,916	$3,349	$—	$—	$7,265
Vail Marriott	$36,128	$6,827	$4,133	$—	$—	$10,960
Westin San Diego	$33,560	$4,939	$4,548	$2,534	$—	$12,021
Westin Washington D.C. City Center	$33,242	$2,518	$5,319	$2,643	$—	$10,480
Renaissance Worthington	$41,375	$6,378	$3,960	$3,120	$8	$13,466
Total	$938,091	$135,030	$118,110	$27,414	$7,014	$287,443
Less: Closed Hotels (2)	$(6,013)	$(10,529)	$(632)	$—	$—	$(11,161)
Comparable Total	$932,078	$124,501	$117,478	$27,414	$7,014	$276,282

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef for the period presented, Havana Cabana Key West from January 1 to March 31, 2019 and Hotel Emblem from September 1 to December 30, 2019.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$19,077	$4,918	$1,828	$—	$—	$6,746
Bethesda Marriott Suites	$15,963	$(3,416)	$1,773	$—	$6,041	$4,398
Boston Westin	$87,131	$3,039	$9,536	$8,838	$(118)	$21,295
Hilton Boston Downtown	$41,619	$11,508	$4,963	$—	$—	$16,471
Hilton Burlington	$18,199	$4,957	$2,037	$—	$—	$6,994
Cavallo Point	$2,400	$394	$392	$—	$—	$786
Renaissance Charleston	$14,967	$4,463	$1,570	$—	$(126)	$5,907
Chicago Marriott	$107,048	$14,458	$16,415	$244	$(1,589)	$29,528
Chicago Gwen	$33,565	$4,549	$4,314	$—	$—	$8,863
Courtyard Denver Downtown	$11,247	$4,024	$1,230	$—	$—	$5,254
Hotel Emblem	$4,535	$(57)	$557	$—	$—	$500
Courtyard Fifth Avenue	$17,511	$1,933	$1,785	$—	$(13)	$3,705
Courtyard Midtown East	$29,910	$2,159	$2,736	$3,922	$—	$8,817
Fort Lauderdale Westin	$47,059	$9,440	$5,789	$—	$—	$15,229
Frenchman's Reef	$16	$16,132	$—	$—	$—	$16,132
JW Marriott Denver Cherry Creek	$22,235	$2,185	$1,966	$2,800	$—	$6,951
Havana Cabana Key West	$4,843	$2,441	$696	$—	$—	$3,137
Sheraton Suites Key West	$17,697	$6,233	$1,325	$—	$—	$7,558
The Landing Resort & Spa	$8,382	$267	$1,228	$—	$—	$1,495
Lexington Hotel New York	$66,220	$77	$13,960	$22	$32	$14,091
Hotel Palomar Phoenix	$18,411	$1,447	$2,151	$129	$989	$4,716
Salt Lake City Marriott	$31,551	$6,888	$2,220	$2,495	$—	$11,603
L'Auberge de Sedona	$26,142	$5,159	$2,029	$—	$—	$7,188
Orchards Inn Sedona	$8,523	$1,840	$952	$—	$168	$2,960
Shorebreak	$16,578	$3,503	$1,424	$—	$(58)	$4,869
The Lodge at Sonoma	$24,484	$4,587	$2,124	$1,145	$—	$7,856
Hilton Garden Inn Times Square Central	$26,755	$5,245	$3,253	$—	$—	$8,498
Vail Marriott	$31,939	$6,496	$2,783	$—	$—	$9,279
Westin San Diego	$36,785	$6,998	$4,454	$2,593	$—	$14,045
Westin Washington D.C. City Center	$33,191	$2,863	$5,254	$2,730	$—	$10,847
Renaissance Worthington	$39,721	$7,312	$3,780	$3,180	$10	$14,282
Total	$863,704	$142,042	$104,524	$28,098	$5,336	$280,038
Add: Prior Ownership Results (2)	$43,628	$6,257	$5,228	$38	$50	$11,573
Less: Closed Hotels (3)	$(46)	$(17,190)	$(185)	$—	$—	$(17,375)
Comparable Total	$907,286	$131,109	$109,567	$28,136	$5,386	$274,236

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1 to February 28, 2018 and Cavallo Point from January 1 to December 9, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef for the period presented, Havana Cabana Key West from January 1 to March 31, 2018 and Hotel Emblem from September 1 to December 31, 2018.